Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

•
Delivered net sales of $219.9 million up 4% over 1Q24 with Hydraulics up 2% and Electronics up 7%
•
Demonstrated sequential margin improvement over 1Q24 across both gross (+40 bps) and operating (+220 bps) margins from improved volume, operational initiatives, and cost management
•
Achieved diluted EPS of $0.41 in 2Q24 and Diluted Non-GAAP EPS of $0.64, up 21% over 1Q24
•
Improved the cash conversion cycle through working capital initiatives; Generated $33.8 million in cash from operations in 2Q24 up 30% over the year-ago level
•
Reduced $18.6 million of total debt, the fourth straight quarter of debt reduction, while making continued progress on lowering our net debt leverage ratio
•
Extended debt maturities to 2029, increased available liquidity, and reduced spreads optimizing our capital structure to provide financial flexibility to execute our strategic priorities
•
Moderating 2H24 outlook to reflect softening end market conditions reducing second half visibility; Focused on controlling the controllables: working capital, operational efficiencies, and cost discipline

SARASOTA, FL, August 5, 2024 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today reported financial results for the second quarter ended June 29, 2024. Results include flywheel acquisitions of Schultes Precision Manufacturing, Inc. (or “Schultes”), which was acquired on January 27, 2023, and i3 Product Development, Inc. (or “i3”), which was acquired on May 26, 2023.

“For the third consecutive quarter, the Helios team delivered financial results that met or slightly beat our guidance. The second quarter’s sequential top line growth, expanding margins, and disciplined working capital management validate that the adjustments we have made in the business are yielding positive outcomes. We improved our cash conversion cycle and applied the cash generated from operations to reduce debt for the fourth consecutive quarter. Importantly, we are committed to our strategy to become a leader in premium engineered hydraulic and electronic system solutions which are mission critical for our customers’ applications. Our structure enables us to maximize our engineering capabilities across the organization, leverage our strong supplier relationships, and benefit from our market and geographic diversification. We are well positioned as strategic global partners for our customers as an integrated operating company with our ‘in the region, for the region’ strategy,” said Sean Bagan, Interim President, Chief Executive Officer, and Chief Financial Officer of Helios.

“Our primary strategic focus is threefold: (i) exceed our customer’s expectations by delivering exceptional products, services and solutions, ensuring every interaction leaves them delighted and loyal to our brands, (ii) foster a culture of continuous learning empowering our employees to thrive and grow, creating collaboration and innovation, and (iii) secure long-term organizational success through achieving sustainable profitable growth. We acknowledge the softening conditions in several of our end markets and are moderating our full year 2024 outlook to reflect such. Nonetheless, there is much within our control to deliver increasing value and we remain well positioned to accelerate our profitable sales growth especially as markets strengthen,” Mr. Bagan concluded.

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

August 5, 2024	Page 2 of 17

Second Quarter 2024 Consolidated Results

	For the Three Months Ended
($ in millions, except per share data) (Unaudited)	June 29, 2024	July 1, 2023	Change		% Change
Net sales	$219.9	$227.6	$(7.7)		(3%)
Gross profit	$70.6	$75.8	$(5.2)		(7%)
Gross margin	32.1%	33.3%	(120)	bps
Operating income	$26.0	$29.5	$(3.5)		(12%)
Operating margin	11.8%	13.0%	(120)	bps
Non-GAAP adjusted operating margin*	16.4%	18.5%	(210)	bps
Net income	$13.6	$16.8	$(3.2)		(19%)
Diluted EPS	$0.41	$0.51	$(0.10)		(20%)
Non-GAAP net income*	$21.5	$26.8	$(5.3)		(20%)
Diluted Non-GAAP EPS*	$0.64	$0.81	$(0.17)		(21%)
Adjusted EBITDA*	$44.2	$50.1	$(5.9)		(12%)
Adjusted EBITDA margin*	20.1%	22.0%	(190)	bps

* Adjusted numbers are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Sales

•
Changes in Market Mix: Compared with the prior-year period, Electronics segment revenue declined 1% as the Health & Wellness market did not fully offset weakness in recreational, mobile, and industrial markets; Hydraulics sales were down 4% reflecting the weakness in agriculture, mobile, and industrial market. Compared with the first quarter 2024, the Electronics segment grew 7% and the Hydraulics segment revenue improved 2%. Sales included $1.2 million in revenue from acquisitions. (See the Organic and Acquired Revenue table in this release that provides acquired revenue by segment by quarter).
•
By Region: sales in Asia Pacific ("APAC”) grew 12% while there was an 11% decline in Europe, the Middle East and Africa (“EMEA”) and 5% decline in the Americas compared with the year ago period. Compared with the first quarter 2024, APAC increased 10% and Americas increased 3%, while EMEA was relatively unchanged.
•
Other Impacts: foreign currency (FX) translation unfavorably impacted sales by $0.9 million in the second quarter 2024.

Profits and margins

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Gross profit and margin impacts: gross profit declined $5.2 million compared with the year ago period primarily on lower volume, higher labor costs, and unfavorable FX partially offset by contributions from acquisitions. Gross margin contracted 120 basis points impacted by lower fixed cost leverage on lower volume, revenue mix, and higher labor costs partially offset by improvements in pricing and material costs. Compared with the first quarter 2024, gross profit increased $3.4 million, or 5%, and gross margin expanded 40 basis points.

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

August 5, 2024	Page 3 of 17

•
Selling, engineering and administrative (“SEA”) expenses: SEA declined $1.3 million, or 3% compared with the year ago period reflecting cost containment actions.
•
Amortization of intangible assets: $7.9 million down 5% compared with the year ago period as some intangibles have fully amortized since the comparable period.

Non-operating items

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Net interest expense: up $0.7 million compared with the prior year period due to the June 2024 debt refinancing activities that included the write-off of $0.5 million unamortized debt issuance costs in connection to individual banks exiting the loan syndicate and higher interest rates in the current period offset with a lower outstanding debt balance.
•
Effective tax rate: relatively unchanged at 23.0% compared with 22.9% in the year ago period.

Net income, diluted earnings per share (“EPS”), Non-GAAP EPS, and adjusted EBITDA margin

•
GAAP net income: down $3.2 million, or $0.10 per diluted share, compared with the year ago period. Compared with first quarter 2024, up $4.4 million, or $0.13 per diluted share.
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Diluted Non-GAAP EPS: declined $0.17 compared with the year ago period primarily the result of lower volume, compressed margins on lost absorption, sales mix, and increased interest expense. Compared with first quarter of 2024, increased $0.11, or 21%.
•
Adjusted EBITDA margin: contracted 190 basis points compared with the year ago period driven by the items discussed previously. Compared with the first quarter of 2024, up by 190 basis points.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Hydraulics	For the Three Months Ended
($ in millions) (Unaudited)	June 29, 2024	July 1, 2023	Change		% Change
Net Sales
Americas	$59.5	$60.6	$(1.1)		(2%)
EMEA	42.8	51.3	(8.5)		(17%)
APAC	43.4	40.5	2.9		7%
Total Segment Sales	$145.7	$152.4	$(6.7)		(4%)
Gross Profit	$44.9	$49.7	$(4.8)		(10%)
Gross Margin	30.8%	32.6%	(180)	bps
SEA Expenses	$21.0	$22.7	$(1.7)		(7%)
Operating Income	$23.9	$27.0	$(3.1)		(11%)
Operating Margin	16.4%	17.7%	(130)	bps

Second Quarter 2024 Hydraulics Segment Review

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Sales: improving conditions in APAC helped to offset weakness in EMEA and Americas, resulting in a 4% year over year contraction in segment sales. Sales declined in the agriculture, mobile, and industrial end markets compared with the year ago period. FX had an unfavorable $0.8 million impact on sales. Compared with the first quarter of 2024, sales improved 2% driven by higher demand in APAC.

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

August 5, 2024	Page 4 of 17

•
Gross profit and margin drivers: lower gross profit and margin, compared with the year ago period was primarily the result of fixed cost absorption on lower volume and higher labor costs. Compared with the first quarter of 2024, gross profit grew 1% while gross margin declined 50 basis points primarily due to product mix.
•
Operating income and operating margin: lower operating income and margin, compared with the year ago period reflect impact of lower gross profit offset somewhat by operating cost reductions. Compared with the first quarter 2024, operating income increased 10% and margin was up 110 basis points.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Electronics	For the Three Months Ended
($ in millions) (Unaudited)	June 29, 2024	July 1, 2023	Change		% Change
Net Sales
Americas	$57.8	$63.2	$(5.4)		(9%)
EMEA	9.0	7.0	2.0		29%
APAC	7.4	5.0	2.4		48%
Total Segment Sales	$74.2	$75.2	$(1.0)		(1%)
Gross Profit	$25.7	$26.1	$(0.4)		(2%)
Gross Margin	34.6%	34.7%	(10)	bps
SEA Expenses	$15.4	$14.1	$1.3		9%
Operating Income	$10.3	$12.0	$(1.7)		(14%)
Operating Margin	13.9%	16.0%	(210)	bps

Second Quarter 2024 Electronics Segment Review

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Sales: increased demand in APAC and EMEA helped to offset the decline in the Americas compared with the year ago period. Acquisitions contributed $1.2 million in the second quarter. Higher sales in health and wellness partially offset continued softness in recreational, mobile, and industrial end markets compared with the year ago period. Compared with the first quarter of 2024, sales improved 7% driven by growth in health and wellness. FX had an unfavorable $0.1 million impact of sales.
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Gross profit and margin drivers: slightly lower gross profit and margin compared to the year ago period was primarily due to lower volume and the mix in sales. Compared with the first quarter of 2024, gross profit grew 13% and gross margin expanded 200 basis points driven primarily by higher volumes and operational focus on efficiencies and cost reductions.
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Operating income and operating margin: the decline in operating income and contraction of operating margin, compared with the year ago period, were driven primarily by negative revenue mix and incremental costs associated with the 2023 acquisitions partially offset by lower material costs. Compared with the first quarter of 2024, operating income grew $3.2 million or 45% and margin expanded 370 basis points driven primarily by leverage from higher sales volume.

Balance Sheet and Cash Flow Review

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Refinanced debt at quarter end: total debt at quarter-end was $502.7 million down 8.5% from $549.1 million at the end of the second quarter 2023. On June 25, 2024, the Company amended and restated its term loans and revolving credit facility expanding its borrowing capacity while reducing borrowing spread

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

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rates and eliminating certain spread adjustment costs. As a result of these refinancings, the Company received $7.1 million in cash proceeds from the termination of an interest rate swap agreement.
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Cash and cash equivalents: as of June 29, 2024 were $45.0 million, up 21% sequentially from the first quarter 2024 demonstrating the focus on cash management.
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Inventory: decreased by $7.6 million, or 4%, to $206.3 million from the first quarter of 2024. The decrease was the result of more disciplined financial management to accelerate cash conversion rates.
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Pro-forma net debt-to-adjusted EBITDA: slight sequential decline to 3.0x at quarter end compared with 3.1x at the end of the first quarter. At the end of the second quarter 2024, the Company had $308.3 million available on its revolving lines of credit.
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Net cash provided by operations: was $33.8 million in the second quarter 2024 compared with $26.1 million in the year ago period.
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Capital expenditures: were $8.1 million in the second quarter 2024, or 3.7% of sales. This is down from $10.5 million, or 4.6% of sales, as the Company made capital investments in our Centers of Excellence and implemented automation processes in the year ago period.
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Dividends: Paid 110th sequential quarterly cash dividend of $0.09 per share on July 19, 2024, a history of over 27 consecutive years of dividends.

Moderating Second Half / Full Year 2024 Outlook:

Mr. Bagan continued, “Given the softening in demand documented by various industry groups regarding weakness in the near term, the order book trends we are seeing for the second half, a prolonged period of negative U.S. PMI data, and the contracting annual fiscal year revenue guidance published by our largest public company customers, we are prudently bringing in our sales expectations for the year. Despite this second half sales moderating, we still expect to maintain our original adjusted EBITDA margin range. We remain focused on protecting our margins through operational efficiencies and disciplined cost management. Over the next few years as we further penetrate some of our new customer and end market wins, along with strengthening our system solution offerings within the electro-hydraulics industry, we expect to create significant value and drive positive shareholder returns.”

The following provides the Company’s expectations for 2024 as of August 5, 2024. This assumes constant currency, using quarter end rates, and that markets served are not further impacted by the macroeconomic or the geopolitical environment.

	2023 Actual	Initial 2024 Outlook	Updated 2024 Outlook
Total net sales	$835.6 million	$840 - $860 million	$825 - $840 million
Net income	$37.5 million	$50 - $63 million	$45 - $52 million
Adjusted EBITDA	$161.4 million	$163 - $180 million	$161 - $176 million
Adjusted EBITDA margin	19.3%	19.5% - 21.0%	19.5% - 21.0%
Interest expense	$31.2 million	$34 - $35 million	$33.5 - $34.5 million
Effective tax rate	24%	22% - 24%	21% - 23%
Depreciation	$30.2 million	$34 - $36 million	$31.5 - $32.5 million
Amortization	$33.6 million	$33 - $35 million	$32.5 - $33.5 million
Capital expenditures % net sales	4%	3% - 4%	3.5% - 4.0%
Diluted EPS	$1.14	$1.50 - $1.90	$1.35 - $1.55
Diluted Non-GAAP EPS	$2.34	$2.35 - $2.75	$2.25 - $2.45

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

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Forward-looking adjusted EBITDA, adjusted EBITDA margin and diluted Non-GAAP EPS represent Non-GAAP financial measures. The Company has presented the comparable GAAP figures in the table above. See comments on reconciliation of forward-looking non-GAAP financial measures in the Forward-Looking Information included in this release describing the safe harbor provided within the meaning of Section 21E of the Securities Exchange Act of 1934.

Webcast

The Company will host a conference call and webcast tomorrow, August 6, 2024, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 1:00 p.m. ET on the day of the call through Tuesday, August 13, 2024. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13746830. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Centers of Excellence; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the Company’s ability to declare and pay dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of the cyclical nature of our business and the standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) risks related to the Company’s previous investigation of its former CEO and the related management transition that is in process (ii) the Company’s ability to respond to global economic trends and changes in customer demand domestically and internationally, including as a result of standardization and the cyclical nature of our business, which can adversely affect the demand for capital goods; (iii) supply chain disruption and the potential inability to procure goods; (iv) conditions in the capital markets, including the interest rate environment and the availability of capital on terms acceptable to us, or at all; (v) global and regional economic and political conditions, including inflation (or hyperinflation) exchange rates, changes in the cost or availability of energy, transportation, the availability of other necessary supplies and services and recession; (vi) changes

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August 5, 2024	Page 7 of 17

in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (vii) risks related to health epidemics, pandemics and similar outbreaks, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (viii) risks related to our international operations, including the potential impact of the ongoing conflict in Ukraine and the Middle East; (ix) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (x) stakeholders, including regulators, views regarding our environmental, social and governance goals and initiatives, and the impact of factors outside of our control on such goals and initiatives. Further information relating to additional factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 30, 2023 filed with the Securities and Exchange Commission (SEC) on February 27, 2024 as well as any subsequent filings with the SEC.

Helios has presented non-GAAP measures including adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, and adjusted net income per diluted share and sales in constant currency. Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. The determination of the amounts that are excluded from these Non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

This news release also presents forward-looking statements regarding Non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted net income per diluted share. The Company is unable to present a quantitative reconciliation of these forward-looking Non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2024 financial results. These Non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond
Vice President, Investor Relations and Corporate Communication
(941) 362-1333
tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

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HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 29,	July 1,		June 29,	July 1
	2024	2023	% Change	2024	2023	% Change

Net sales	$219.9	$227.6	(3)%	$431.9	$440.8	(2)%
Cost of sales	149.3	151.8	(2)%	294.1	294.0	0%
Gross profit	70.6	75.8	(7)%	137.8	146.8	(6)%
Gross margin	32.1%	33.3%		31.9%	33.3%

Selling, engineering and administrative expenses	36.7	38.0	(3)%	75.7	76.1	(1)%
Amortization of intangible assets	7.9	8.3	(5)%	15.7	16.4	(4)%
Operating income	26.0	29.5	(12)%	46.4	54.3	(15)%
Operating margin	11.8%	13.0%		10.7%	12.3%

Interest expense, net	8.5	7.8	9%	16.7	14.0	19%
Foreign currency transaction loss, net	0.2	0.1	100%	0.5	0.5	-%
Other non-operating (income) expense, net	(0.3)	(0.2)	50%	(0.3)	-
Income before income taxes	17.6	21.8	(19)%	29.5	39.8	(26)%
Income tax provision	4.0	5.0	(20)%	6.8	9.2	(26)%
Net income	$13.6	$16.8	(19)%	$22.7	$30.6	(26)%

Net income per share:
Basic	$0.41	$0.51	(20)%	$0.69	$0.94	(27)%
Diluted	$0.41	$0.51	(20)%	$0.68	$0.93	(27)%

Weighted average shares outstanding:
Basic	33.2	32.8		33.2	32.7
Diluted	33.3	32.9		33.3	32.8

Dividends declared per share	$0.09	$0.09		$0.18	$0.18

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

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HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

	June 29, 2024	December 30, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$45.0	$32.4
Accounts receivable, net of allowance for
credit losses of $2.6 and $2.1	132.6	114.8
Inventories, net	206.3	215.1
Income taxes receivable	9.9	11.3
Other current assets	28.8	23.1
Total current assets	422.6	396.7
Property, plant and equipment, net	223.6	227.9
Deferred income taxes	4.6	1.7
Goodwill	506.1	514.0
Other intangible assets, net	405.0	426.4
Other assets	19.0	23.7
Total assets	$1,580.9	$1,590.4
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$67.4	$70.3
Accrued compensation and benefits	24.2	19.4
Other accrued expenses and current liabilities	26.9	27.0
Current portion of long-term non-revolving debt, net	17.2	23.2
Dividends payable	3.0	3.0
Income taxes payable	6.0	2.0
Total current liabilities	144.7	144.9
Revolving lines of credit	190.4	199.8
Long-term non-revolving debt, net	291.7	298.3
Deferred income taxes	54.5	57.1
Other noncurrent liabilities	33.1	35.7
Total liabilities	714.4	735.8
Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.001, 2.0 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100.0 shares authorized,
33.2 and 33.1 shares issued and outstanding	-	-
Capital in excess of par value	439.7	434.4
Retained earnings	492.4	475.6
Accumulated other comprehensive loss	(65.6)	(55.4)
Total shareholders’ equity	866.5	854.6
Total liabilities and shareholders’ equity	$1,580.9	$1,590.4

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

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HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Six Months Ended
	June 29, 2024	July 1, 2023
Cash flows from operating activities:
Net income	$22.7	$30.6
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	31.7	31.3
Stock-based compensation expense	6.7	6.5
Amortization of debt issuance costs	0.7	0.3
Benefit for deferred income taxes	(1.3)	(2.1)
Forward contract losses, net	-	0.4
Other, net	0.8	0.4
(Increase) decrease in, net of acquisitions:
Accounts receivable	(19.5)	(8.5)
Inventories	6.3	(9.6)
Income taxes receivable	1.2	3.3
Other current assets	(6.0)	(4.9)
Other assets	3.9	3.1
Increase (decrease) in, net of acquisitions:
Accounts payable	(1.9)	(3.5)
Accrued expenses and other liabilities	5.2	(5.6)
Income taxes payable	4.0	2.7
Other noncurrent liabilities	(2.9)	(3.3)
Contingent consideration payments in excess acquisition date fair value	-	(2.7)
Net cash provided by operating activities	51.6	38.4
Cash flows from investing activities:
Business acquisitions, net of cash acquired	-	(114.8)
Capital expenditures	(13.6)	(19.6)
Proceeds from dispositions of property, plant and equipment	-	0.2
Cash settlement of forward contracts	-	0.4
Software development costs	(1.8)	(2.0)
Net cash used in investing activities	(15.4)	(135.8)
Cash flows from financing activities:
Borrowings on revolving credit facilities	37.1	142.7
Repayment of borrowings on revolving credit facilities	(43.6)	(188.6)
Borrowings on long-term non-revolving debt	126.8	160.0
Repayment of borrowings on long-term non-revolving debt	(138.5)	(12.3)
Proceeds from stock issued	1.0	1.0
Dividends to shareholders	(6.0)	(5.9)
Payment of employee tax withholding on equity award vestings	(2.4)	(2.1)
Payment of contingent consideration liability	-	(3.4)
Other financing activities	(4.1)	(1.3)
Proceeds received upon termination of Cash Flow hedge instruments	7.1	-
Net cash (used in) provided by financing activities	(22.6)	90.1
Effect of exchange rate changes on cash and cash equivalents	(1.0)	1.1
Net increase (decrease) in cash and cash equivalents	12.6	(6.2)
Cash and cash equivalents, beginning of period	32.4	43.7
Cash and cash equivalents, end of period	$45.0	$37.5

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

August 5, 2024	Page 11 of 17

HELIOS TECHNOLOGIES

SEGMENT DATA

(In millions)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net Sales:
Hydraulics	$145.7	$152.4	$288.1	$300.1
Electronics	74.2	75.2	143.8	140.7
Consolidated	$219.9	$227.6	$431.9	$440.8

Gross profit and margin:
Hydraulics	$44.9	$49.7	$89.5	$99.6
	30.8%	32.6%	31.1%	33.2%
Electronics	25.7	26.1	48.3	47.2
	34.6%	34.7%	33.6%	33.5%
Consolidated	$70.6	$75.8	$137.8	$146.8
	32.1%	33.3%	31.9%	33.3%

Operating income (loss) and margin:
Hydraulics	$23.9	$27.0	$45.7	$55.0
	16.4%	17.7%	15.9%	18.3%
Electronics	10.3	12.0	17.4	19.5
	13.9%	16.0%	12.1%	13.9%
Corporate and other	(8.2)	(9.5)	(16.7)	(20.2)
Consolidated	$26.0	$29.5	$46.4	$54.3
	11.8%	13.0%	10.7%	12.3%

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

August 5, 2024	Page 12 of 17

ORGANIC AND ACQUIRED NET SALES 1

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended	For the Three Months Ended		For the Six Months Ended
	April 1,	July 1,	September 30,	December 30,	December 30,	March 30,	June 29,	June 29,
	2023	2023	2023	2023	2023	2024	2024	2024
Hydraulics
Organic	$134.0	$137.2	$121.0	$126.6	$518.8	$140.5	$145.7	$286.2
Acquisition	13.7	15.2	11.0	7.1	47.0	1.9	-	1.9
Total	$147.7	$152.4	$132.0	$133.7	$565.8	$142.4	$145.7	$288.1

Electronics
Organic	$65.5	$74.0	$67.1	$57.4	$264.0	$67.6	$73.0	$140.7
Acquisition	-	1.2	2.3	2.3	5.8	2.0	1.2	3.1
Total	$65.5	$75.2	$69.4	$59.7	$269.8	$69.6	$74.2	$143.8

Consolidated
Organic	$199.5	$211.2	$188.1	$184.0	$782.8	$208.1	$218.7	$426.8
Acquisition	13.7	16.4	13.3	9.4	52.8	3.9	1.2	5.0
Total	$213.2	$227.6	$201.4	$193.4	$835.6	$212.0	$219.9	$431.9

1 Net Sales is considered to be acquisition related until the acquisition has been included in the Company’s financial results for one full year.

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

August 5, 2024	Page 13 of 17

HELIOS TECHNOLOGIES

Net Sales by Geographic Region and Segment

(In millions)

(Unaudited)

	2024

	Q1	% Change y/y	Q2	% Change y/y	YTD 2024	% Change y/y
Americas:
Hydraulics	$55.8	(4%)	$59.5	(2%)	$115.3	(3%)
Electronics	58.1	5%	$57.8	(9%)	115.9	(2%)
Consol. Americas	113.9	1%	117.3	(5%)	231.2	(2%)
% of total	54%		53%		54%
EMEA:
Hydraulics	$45.5	(8%)	$42.8	(17%)	$88.3	(12%)
Electronics	6.5	(3%)	9.0	29%	15.5	13%
Consol. EMEA	52.0	(7%)	51.8	(11%)	103.8	(9%)
% of total	25%		24%		24%
APAC:
Hydraulics	$41.1	2%	$43.4	7%	$84.5	4%
Electronics	5.0	35%	7.4	48%	12.4	43%
Consol. APAC	46.1	5%	50.8	12%	96.9	8%
% of total	22%		23%		22%
Total	$212.0	(1%)	$219.9	(3%)	$431.9	(2%)

	2023

	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	2023	% Change y/y
Americas:
Hydraulics	$57.9	34%	$60.6	21%	$55.7	12%	$60.2	6%	$234.4	17%
Electronics	55.1	(29%)	63.2	(21%)	59.4	(9%)	48.8	2%	$226.5	(16%)
Consol. Americas	113.0	(6%)	123.8	(5%)	115.1	0%	109.0	4%	460.9	(2%)
% of total	53%		54%		57%		56%		55%
EMEA:
Hydraulics	$49.4	(7%)	$51.3	5%	$38.8	(6%)	$38.1	(12%)	$177.6	(5%)
Electronics	6.7	(43%)	7.0	(43%)	5.7	(26%)	5.8	9%	$25.2	(32%)
Consol. EMEA	56.1	(13%)	58.3	(5%)	44.5	(9%)	43.9	(10%)	202.8	(9%)
% of total	26%		26%		22%		23%		24%
APAC:
Hydraulics	$40.4	(2%)	$40.5	(8%)	$37.5	(7%)	$35.4	(12%)	$153.8	(7%)
Electronics	3.7	(73%)	5.0	(22%)	4.3	30%	5.1	104%	$18.1	(31%)
Consol. APAC	44.1	(20%)	45.5	(10%)	41.8	(4%)	40.5	(5%)	171.9	(10%)
% of total	21%		20%		21%		21%		21%
Total	$213.2	(11%)	$227.6	(6%)	$201.4	(3%)	$193.4	(1%)	$835.6	(6%)

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

August 5, 2024	Page 14 of 17

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income & Non-GAAP Adjusted Operating Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended				Twelve Months Ended
	June 29, 2024	Margin	July 1, 2023	Margin	June 29, 2024	Margin	July 1, 2023	Margin	June 29, 2024	Margin
GAAP operating income	$26.0	11.8%	$29.5	13.0%	$46.4	10.7%	$54.3	12.3%	$72.0	8.7%
Acquisition-related amortization of intangible assets	7.9	3.6%	8.3	3.6%	15.7	3.6%	16.4	3.7%	32.2	3.9%
Acquisition and financing-related expenses(A)	0.1	0.0%	1.1	0.5%	0.6	0.1%	2.8	0.6%	1.8	0.2%
Restructuring charges(B)	1.7	0.8%	3.1	1.4%	3.2	0.7%	4.3	1.0%	10.9	1.3%
Officer transition costs	0.3	0.1%	-	0.0%	0.5	0.1%	0.8	0.2%	1.0	0.1%
Acquisition integration costs (C)	-	0.0%	0.1	0.0%	0.3	0.1%	0.2	0.0%	0.4	0.0%
Other	-	0.0%	-	0.0%	-	0.0%	(0.1)	0.0%	0.3	0.0%
Non-GAAP adjusted operating income	$36.0	16.4%	$42.1	18.5%	$66.7	15.4%	$78.7	17.9%	$118.6	14.3%
GAAP operating margin	11.8%		13.0%		10.7%		12.3%		8.7%
Non-GAAP adjusted operating margin	16.4%		18.5%		15.4%		17.9%		14.3%
Net sales	$219.9		$227.6		$431.9		$440.8		$826.7

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

August 5, 2024	Page 15 of 17

Non-GAAP Adjusted EBITDA & Non-GAAP Adjusted EBITDA Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended				Twelve Months Ended
	June 29, 2024	Margin	July 1, 2023	Margin	June 29, 2024	Margin	July 1, 2023	Margin	June 29, 2024	Margin
Net income	$13.6	6.2%	$16.8	7.4%	$22.7	5.3%	$30.6	6.9%	$29.6	3.6%
Interest expense, net	8.5	3.9%	7.8	3.4%	16.7	3.9%	14.0	3.2%	34.0	4.1%
Income tax provision	4.0	1.8%	5.0	2.2%	6.8	1.6%	9.2	2.1%	9.3	1.1%
Depreciation and amortization	16.0	7.3%	16.1	7.1%	31.7	7.3%	31.3	7.1%	64.2	7.8%
EBITDA	42.1	19.1%	45.7	20.1%	77.9	18.0%	85.1	19.3%	137.1	16.6%
Acquisition and financing-related expenses(A)	0.1	0.0%	1.1	0.5%	0.6	0.1%	2.8	0.6%	1.8	0.2%
Restructuring charges(B)	1.7	0.8%	3.1	1.4%	3.2	0.7%	4.3	1.0%	10.9	1.3%
Officer transition costs	0.3	0.1%	-	0.0%	0.5	0.1%	0.8	0.2%	1.0	0.1%
Acquisition integration costs (C)	-	0.0%	0.1	0.0%	0.3	0.1%	0.2	0.0%	0.4	0.0%
Change in fair value of contingent consideration	-	0.0%	0.6	0.3%	-	0.0%	0.7	0.2%	(0.9)	-0.1%
Other	-	0.0%	(0.5)	-0.2%	0.2	0.0%	(0.5)	-0.1%	0.4	0.0%
Adjusted EBITDA	$44.2	20.1%	$50.1	22.0%	$82.7	19.1%	$93.4	21.2%	$150.7	18.2%
GAAP net income margin	6.2%		7.4%		5.3%		6.9%		3.6%
EBITDA margin	19.1%		20.1%		18.0%		19.3%		16.6%
Adjusted EBITDA margin	20.1%		22.0%		19.1%		21.2%		18.2%
Net sales	$219.9		$227.6		$431.9		$440.8		$826.8

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

August 5, 2024	Page 16 of 17

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Net Income & Non-GAAP Adjusted Net Income Per Diluted Share RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 29, 2024	Per Diluted Share	July 1, 2023	Per Diluted Share	June 29, 2024	Per Diluted Share*	July 1, 2023	Per Diluted Share
GAAP net income	$13.6	$0.41	$16.8	$0.51	$22.7	$0.68	$30.6	$0.93
Amortization of intangible assets(D)	8.2	0.25	8.4	0.26	16.3	0.49	16.8	0.51
Acquisition and financing-related expenses(A)	0.1	-	1.1	0.03	0.6	0.02	2.8	0.09
Restructuring charges(B)	1.7	0.05	3.1	0.09	3.2	0.10	4.3	0.13
Officer transition costs	0.3	0.01	-	-	0.5	0.01	0.8	0.02
Acquisition integration costs (C)	-	-	0.1	-	0.3	0.01	0.2	0.01
Change in fair value of contingent consideration	-	-	0.6	0.02	-	-	0.7	0.02
Other	-	-	(0.5)	(0.02)	0.2	0.01	(0.5)	(0.02)
Tax effect of above	(2.4)	(0.07)	(2.8)	(0.09)	(4.7)	(0.14)	(5.5)	(0.17)
Non-GAAP Adjusted net income	$21.5	$0.64	$26.8	$0.81	$39.1	$1.17	$50.2	$1.53
GAAP net income per diluted share	$0.41		$0.51		$0.68		$0.93
Non-GAAP Adjusted net income per diluted share	$0.64		$0.81		$1.17		$1.53

(A) Acquisition and financing-related expenses include costs associated with our M&A activities. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and six months ended June 29, 2024, the charges include $0.1 and $0.6 of other miscellaneous M&A costs, respectively.

(B) Restructuring activities include activities within our Hydraulics segment related to the creation of our two new Regional Operational Centers of Excellence ("CoE") which are nearing completion with work expected to be completed in 2024. We also continue to add capabilities and activities to our recently expanded Tijuana, Mexico facility to support our Electronics segment. Initial efforts have focused on circuit board assembly and wire harness production. We have also recently initiated some restructuring activities to better optimize our European regional operations. We are transitioning some manufacturing of manifolds and integrated package assembly to our Roncolo, Italy location. These activities include in part the transferring of equipment and operations between facilities. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months and six months ended June 29, 2024, the charges include non-recurring labor costs of $0.7 and $1.6 million and manufacturing relocation and other costs of $1.0 and $1.6 million, respectively.

(C) Acquisition integration activities include costs associated with integrating our recently acquired businesses, which can occur up to 18 months after acquisition date. We believe these costs are not representative of the Company's operational performance and it is therefore more meaningful to analyze results with the costs excluded. For the three months ended and six months ended June 29, 2024, the costs totaled $0.0 and $0.3 million, respectively.

(D) Amortization of intangible assets presented here includes $0.3 and $0.6 million for capitalized software development costs included within cost of sales in the income statement for the three and six months ended June 29, 2024, respectively.

*General note: items may not foot or recalculate due to rounding

Helios Technologies Reports Second Quarter 2024 Financial Results; Delivers Continued Sequential Margin and Cash Flow Improvements

August 5, 2024	Page 17 of 17

HELIOS TECHNOLOGIES

Non-GAAP Net Sales Growth RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Q2 2024 Net Sales	$145.7	$74.2	$219.9	$288.1	$143.8	$431.9
Impact of foreign currency translation(E)	0.8	0.1	0.9	1.1	0.2	1.3
Net Sales in constant currency	146.5	74.3	220.8	289.2	144.0	433.2
Less: Acquisition related sales	-	(1.2)	(1.2)	(1.9)	(3.1)	(5.0)
Organic sales in constant currency	$146.5	$73.1	$219.6	$287.3	$140.9	$428.2

Q2 2023 Net Sales	$152.4	$75.2	$227.6	$300.1	$140.7	$440.8

Net sales growth	-4%	-1%	-3%	-4%	2%	-2%
Net sales growth in constant currency	-4%	-1%	-3%	-4%	2%	-2%
Organic net sales growth in constant currency	-4%	-3%	-4%	-4%	0%	-3%

(E) The impact from foreign currency translation is calculated by translating current period activity at average prior period exchange rates.

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In millions)

(Unaudited)

As of
June 29, 2024
Current portion of long-term non-revolving debt, net	17.2
Revolving lines of credit	193.8
Long-term non-revolving debt, net	291.7
Total debt	502.7
Less: Cash and cash equivalents	45.0
Net debt	457.7

TTM adjusted EBITDA	150.7
Ratio of net debt to TTM adjusted EBITDA	3.0

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted net income per diluted share and sales in constant currency are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking Non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share disclosed above in our 2024 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the Non-GAAP financial measures in future periods.